UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2014
KINDER MORGAN ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11234 (Commission File Number)	76-0380342 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000
Houston, Texas 77002
(Address of principal executive offices, including zip code)

713-369-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Representatives of Kinder Morgan, Inc. (“KMI”), Kinder Morgan Energy Partners, L.P. (“KMP”), Kinder Morgan Management, LLC (“KMR”) and El Paso Pipeline Partners, L.P. (“EPB”) intend to make presentations at the following conferences to discuss the business and affairs of KMI, KMP, KMR and EPB. Interested parties will be able to view the materials to be presented at each conference by visiting our web site at: http://www.kindermorgan.com/investor/presentations.

•	Simmons Energy Conference on Friday, February 28, 2014 in Las Vegas, Nevada.

•
Raymond James Institutional Investor Conference on Tuesday, March 4, 2014 in Orlando, Florida. The presentation will also be accessible by audio webcast (both live and on-demand) on our website at the above address. The live presentation is scheduled to begin at 2:15 p.m. EST. An archived webcast of the presentation will remain available for at least seven days on our website at the above address.

•	Morgan Stanley Midstream MLP & Diversified Natural Gas Corporate Access Event on Wednesday, March 5, 2014 in New York, New York.

•	UBS Natural Gas, Electric Power & MLP One-on-One Conference on Wednesday, March 5, 2014 in Boston, Massachusetts.

•	Barclays Investment Grade Energy & Pipeline Conference on Wednesday, March 6, 2014 in New York, New York.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN ENERGY PARTNERS, L.P.

By:	KINDER MORGAN G.P., INC.,
its general partner

By:	KINDER MORGAN MANAGEMENT, LLC,
its delegate

Dated: February 25, 2014	By:	/s/ Kimberly A. Dang
Kimberly A. Dang Vice President

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